UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                            PROVIDENT BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

January 17, 2002


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Provident Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York on February 20, 2002, at 10:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2002. For the reasons set forth in the Proxy Statement, the Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders, and the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,



/s/ George Strayton
-------------------
George Strayton
President and Chief Executive Officer

                             Provident Bancorp, Inc.
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On February 20, 2002

         Notice is hereby given that the Annual Meeting of Stockholders of Provident Bancorp, Inc. (the "Company") will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 20, 2002 at 10:00 a.m., local time.

         A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.  the election of three Directors to the Board of Directors;
         2. the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending September 30, 2002; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 28, 2001 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                            By Order of the Board of Directors



                                            /s/ Carol Benoist
                                            -----------------
                                            Carol Benoist
                                            Secretary


Montebello, New York
January 17, 2002


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                             Provident Bancorp, Inc.
                               400 Rella Boulevard
                           Montebello, New York 10901
                                 (845) 369-8040


                         ANNUAL MEETING OF STOCKHOLDERS
                                February 20, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Provident Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 20, 2002, at 10:00 a.m., local time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 17, 2002.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------


         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above. The presence at the Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------


         Holders of record of the Company's common stock, par value $0.10 per share (the "Common Stock"), as of the close of business on December 28, 2001 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 8,038,413 shares of Common Stock issued and outstanding, of which 4,416,000 were held by Provident Bancorp, MHC (the "Mutual Holding Company"), the Company's parent mutual holding company. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Meeting in person or by proxy is required for approval of the ratification of KPMG LLP as the Company's independent auditors. Shares as to which the "Abstain" box has been selected on the proxy card will count as shares represented and entitled to vote and will be treated as votes "Against" the proposal.

         Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of November 30, 2001, the shares of Common Stock beneficially owned by Executive Officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                           Amount of Shares
                                           Owned and Nature    Percent of Shares
         Name and Address of                 of Beneficial      of Common Stock
          Beneficial Owners                  Ownership(3)       Outstanding(4)

Provident Bancorp, MHC                         4,416,000             54.9%
400 Rella Boulevard
Montebello, New York 10901

Provident Bancorp, MHC                         5,055,958             62.9%
  and all Directors and Executive
  Officers as a Group (16 persons)(1)(2)

BL Advisers, Inc.                                472,275              5.9%
Barry Lewis
Barbara Lewis
177 S. Mountain Road
New City, New York 10956(5)

-------------------------------------
(1) The Company's executive officers and directors are also executive officers and directors of the Mutual Holding Company.
(2) Includes shares owned by a retiring Director whose service will terminate as of the date of the Meeting.
(3) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of Common Stock over which he has shared voting or investment power, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. This includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(4) As of November 30, 2001, the Company had 8,038,413 shares of Common Stock outstanding.
(5) Based on a joint Schedule 13G filed with the SEC on January 4, 2002.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


         The Company's Board of Directors is currently comprised of 11 members. The Board of Directors has amended the Company's Bylaws to reduce the Board of Directors to 10 members, effective at the Meeting. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Three Directors will be elected at the Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as Directors for three-year terms George Strayton, Dennis L. Coyle and Burt Steinberg.

         The table below sets forth certain information, as of November 30, 2001, regarding current members of the Company's Board of Directors and Executive Officers who are not Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected.

                                                                                                           Shares
                                Position(s) Held With                         Director       Current    Beneficially   Percent of
         Name                        the Company                    Age       Since(1)    Term Expires      Owned        Class
----------------------     -------------------------------        -------     ---------   ------------  ------------   ----------
                                      NOMINEES

George Strayton                President, Chief Executive            58          1991          2002      126,978(2)        1.6%
                                 Officer and Director
Dennis L. Coyle                     Vice Chairman                    65          1984          2002       78,882(3)        *
Burt Steinberg                        Director                       56          2000          2002       15,117(4)        *

                                 OTHER BOARD MEMBERS

Judith Hershaft                       Director                       61          2000          2003        8,511(4)        *
Thomas F. Jauntig, Jr.                Director                       57          2000          2003        6,617(4)        *
Donald T. McNelis                     Director                       69          1987          2003       32,157(5)        *
Richard A. Nozell                     Director                       68          1990          2003       21,808(5)        *
William F. Helmer               Chairman of the Board                67          1974          2004       68,833(6)        *
William R. Sichol, Jr.                Director                       61          1990          2004       35,451(5)        *
F. Gary Zeh                           Director                       63          1979          2004       53,882(3)        *

                         EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Daniel G. Rothstein            Executive Vice President,             54           N/A           N/A       48,598(7)        *
                                Chief Credit Officer
                               and Regulatory Counsel
Robert J. Sansky               Executive Vice President              54           N/A           N/A       41,032(8)        *
                               and Director of Human Resources
Katherine A. Dering            Senior Vice President and             53           N/A           N/A       29,951(9)        *
                               Chief Financial Officer
Stephen G. Dormer              Senior Vice President and             51           N/A           N/A      28,449(10)        *
                               Director of Business Activity
John F. Fitzpatrick            Senior Vice President and             49           N/A           N/A      22,310(11)        *
                               Director of Support Services

*   Less than 1%

(1) Includes service on the Board of Directors of Provident Bank (the "Bank").
(2) Includes 28,981 shares of Common Stock granted pursuant to the Bank's 2001 Recognition and Retention Plan (the "Recognition Plan") over which the individual has voting power, and 32,122 shares that the individual has the right to acquire pursuant to stock options within 60 days of November 30, 2001.
(3) Includes 4,346 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 3,532 shares that the individual has the right to acquire pursuant to stock options within 60 days of November 30, 2001.
(4) Includes 4,400 shares that can be acquired pursuant to stock options within 60 days of November 30, 2001.
(5) Includes 4,346 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 4,400 shares that can be acquired pursuant to stock options within 60 days of November 30, 2001.
(6) Includes 4,346 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 3,541 shares that can be acquired pursuant to stock options within 60 days of November 30, 2001.
(7) Includes 12,752 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 5,302 shares that can be acquired pursuant to stock options within 60 days of November 30, 2001.
(8) Includes 11,593 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 5,845 shares that can be acquired pursuant to stock options within 60 days of November 30, 2001.
(9) Includes 9,276 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 4,523 shares that can be acquired pursuant to stock options within 60 days of November 30, 2001.
(10) Includes 9,276 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 6,480 shares that can be acquired pursuant to stock options within 60 days of November 30, 2001.
(11) Includes 9,276 shares of Common Stock granted pursuant to the Recognition Plan over which the individual has voting power, and 5,286 shares that can be acquired pursuant to stock options within 60 days of November 30, 2001.

         The business experience for the past five years for each of the Company's Directors and Executive Officers is as follows:

         William F. Helmer has served as the Chairman of the Board of Directors of Provident Bank (the "Bank") since 1994 and Chairman of the Board of the Company since its formation in 1999, and is the President of Helmer-Cronin Construction, Inc., a construction company.

         William R. Sichol, Jr. is a principal of Sichol & Hicks, P.C., a private law firm.

         F. Gary Zeh is the President of Haverstraw Transit Inc., a bus contracting company, and President of Quality Bus Sales and Service, Inc.

         George Strayton has been employed by the Bank since 1982, was named President and Chief Executive Officer of the Bank in 1986, and has served as President and Chief Executive Officer of the Company since its formation in 1999.

         Dennis L. Coyle has served as Vice Chairman of the Board of Directors of the Bank since 1994 and Vice Chairman of the Board of the Company since its formation in 1999. Mr. Coyle is the co-owner of the Coyle Insurance Agency, Inc., the owner and President of Denlo Realty Corp. and the owner of Dennis L. Coyle Rental Properties.

         Burt Steinberg is the Executive Director of The Dress Barn, Inc., a woman's specialty store retailer.

         Judith Hershaft is the Chief Executive Officer of Innovative Plastics Corp., a manufacturer of custom plastic products. She is also the Chairman of Greenway Plastics and Innovative Plastics South Corp.

         Thomas F. Jauntig, Jr., is a partner in Korn, Rosenbaum, Phillips & Jauntig LLP, certified public accountants.

         Dr. Donald T. McNelis served as President of St. Thomas Aquinas College in Sparkill, New York from 1974 until his retirement in 1995.

         Richard A. Nozell is the owner of Richard Nozell Building Construction, and serves as a general building contractor.

         Daniel G. Rothstein has been employed by the Bank since 1983, and was named Executive Vice President of the Bank in 1989. Mr. Rothstein has served as the Bank's Chief Credit Officer and Regulatory Counsel since 1996.

         Robert J. Sansky has been employed by the Bank since 1985, and was named Executive Vice President in 1989. Mr. Sansky has served as the Bank's Director of Human Resources since 1995.

         Katherine A. Dering has served as the Bank's Chief Financial Officer since 1994.

         Stephen G. Dormer has served as Senior Vice President and Director of Business Development of the Bank since 1996, and was previously Senior Vice President and Manager of the Bank's Commercial Loan Department from 1994 until 1996.

         John F. Fitzpatrick has been employed by the Bank since 1986, and was named Senior Vice President and Director of Support Services in 1997.

         Section 16(a) Beneficial Ownership Reporting Compliance

         The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Executive Officers and Directors of the Company and beneficial owners of greater than 10% of the outstanding shares of Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4 or 5 as required. Based on the Company's review of ownership reports, no Executive Officer, Director or 10% beneficial owner of the Company failed to file ownership reports as required for the year ended September 30, 2001.

Meetings and Committees of the Board of Directors

         The business of the Company is conducted at regular and special meetings of the Board and its standing committees. The standing committees consist of the Executive and Audit Committees. The full Board of Directors acts as Nominating Committee for the Company. During the fiscal year ended September 30, 2001, the Board of Directors met at nine regular meetings and no special meetings. No member of the Board or any committee thereof attended less than 75% of said meetings.

         The Executive Committee consists of Chairman Helmer, President, Chief Executive Officer and Director Strayton, and Directors Coyle, McNelis and Sichol. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee met four times during the fiscal year ended September 30, 2001.

         The Audit Committee consists of Directors Nozell, who serves as Chairman, Jauntig and retiring Director Wilbur C. Ward. This committee meets with the internal auditor to review audit programs and the results of audits of specific areas. In addition, the Audit Committee meets with the independent auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee met seven times during the fiscal year ended September 30, 2001.

Audit Committee Report

         In accordance with SEC rules, the Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended September 30, 2001;

         o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        This report has been provided by the Audit Committee:

                                    Richard A. Nozell
                                    Thomas F. Jaunting, Jr.
                                    Wilbur C. Ward

[GRAPHIC - CHART PLOTTED POINTS BELOW]



Stock Performance Graph

         Set forth below is a stock performance graph comparing the yearly total return on the Company's Common Stock commencing with the closing price on January 8, 1999, the first day the Common Stock was publicly traded, with (a) the cumulative total return on stocks included in the Nasdaq Composite Index, and (b) the cumulative total return on stocks included in the SNL Mid-Atlantic Thrift Index.

         There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.


                                      1/8/99     9/30/99    9/30/00     9/30/01
-------------------------------------------------------------------------------
|X| Provident Bancorp, Inc.           100.00     107.87     132.18      184.91
o Nasdaq Composite Index              100.00     117.60     156.13       63.82
|X| SNL Mid-Atlantic Thrift Index     100.00      81.91      90.23      127.15

Report of the Compensation Committee

         Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Executive Compensation Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

         The executive compensation program of the Bank is designed to attract and retain experienced, motivated and productive officers who will help the Bank reach its strategic and financial objectives. The compensation program is made up of base salary, short and long-term incentive compensation, and benefits. The following is a discussion of each component of the compensation program:

o Base Salary. Salaries paid to executives are designed to be competitive with other financial institutions of similar size and locations. Salaries are paid for performance and the successful completion of job description responsibilities and accompanying standards.

o Incentive Compensation. The Bank provides short-term cash incentive opportunities (the "Management Incentive Program") for operating plan completion, return to the Bank from the operating plans and Bank profitability. The Bank also offers long-term incentives in the form of stock options awarded under the Provident Bank 2000 Stock Option Plan, (the "Stock Option Plan") and restricted stock awarded under the Provident Bank 2000 Recognition and Retention Plan (the "Recognition Plan").

o Benefits. The Bank sponsors a variety of benefit plans, including the Provident Bank Employee Stock Ownership Plan (the "ESOP"), a 401(k) plan, the Provident Bank Defined Benefit Pension Plan, and for certain senior executives, a supplemental executive retirement plan. Both the ESOP and the 401(k) plan promote equity ownership in the Company and the Bank by investment in Common Stock.

         The Executive Compensation Committee of the Board of Directors is responsible for the performance review of the Chief Executive Officer, who in turn reviews each member of senior management and makes recommendations regarding compensation levels. Compensation strategy is tied to performance, productivity, operating results and market competitiveness. Incentive compensation for officers is based upon completion of operating plans, their degree of difficulty, return to the Bank, and Bank profitability. The Executive Compensation Committee reviews senior officer salaries and other aspects of executive compensation annually. The committee periodically reviews compensation levels for competitiveness and reasonableness as compared to industry peers and competitors from information gathered by external consultants.

         Compensation for the Chief Executive Officer is comprised of base salary, incentives and benefits. The Chief Executive Officer's base salary is determined by individual performance, competitive salaries, successful accomplishment of strategic goals and Bank profitability. As of January 1, 2001, the Chief Executive Officer's base salary was increased to $350,000. The Bank's short-term incentive plan provides goals for targeted returns of Bank profitability. Based on the Bank's overall earnings, the Chief Executive Officer's short-term incentive compensation for 2001 was equal to approximately 45% of his then-existing base salary. Long-term incentives have previously been provided in the form of awards of stock options and restricted stock.


       This report has been provided by the Executive Compensation Committee:

                              Dennis L. Coyle       William R. Sichol, Jr.
                              William F. Helmer     F. Gary Zeh
                              Donald T. McNelis

Executive Compensation

         Summary Compensation Table. The following table sets forth for the three years ended September 30, 2001, certain information as to the total remuneration paid by the Company to the Chief Executive Officer of the Company, and the other four most highly compensated Executive Officers of the Company at September 30, 2001 who received total annual compensation in excess of $100,000 (together, "Named Executive Officers").



                                  Annual Compensation                          Long-Term Compensation
                           -------------------------------  ------------------------------------------------------
                                                                       Awards                            Payouts
                                                            ---------------------------      ------------------------------------
                                                                Other
                             Year                              Annual        Restricted      Options/                 All Other
          Name and           Ended                          Compensation       Stock           SARS       LTIP       Compensation
     Principal Position      9/30      Salary      Bonus        (1)           Awards(2)        (#)        Payouts         (3)
-------------------------  ---------  ---------  ---------  ------------     ----------      --------     --------   ------------
George Strayton, President,  2001     $ 344,000  $ 145,800       --          $     --         4,731(4)     $    --      $32,982
Chief Executive Officer      2000       326,209    120,000       --           754,688          90,000           --       32,831
and Director                 1999       291,231    123,300       --                --              --       68,500       17,933

Daniel G. Rothstein,         2001     $ 180,693  $  64,875       --          $     --              --      $    --      $16,011
Executive Vice President,    2000       171,385     58,100       --           332,063          20,200           --       15,732
Chief Credit Officer         1999       164,592     59,963       --                --              --       39,975       12,981
and Regulatory Counsel

Robert J. Sansky             2001     $ 163,469  $  58,763       --          $     --              --      $    --      $15,508
Executive Vice President and 2000       155,815     52,745       --           301,875          18,200           --       15,279
Director of Human Resources  1999       149,316     54,263       --                --              --       36,175       12,767

Stephen G. Dormer            2001     $ 146,085  $  52,762       --          $     --              --      $    --      $ 7,646
Senior Vice President and    2000       139,365     47,145       --           241,500          16,200           --        7,443
Director of Business         1999       133,385     48,375       --                --              --       32,250        5,754
Development

Katherine A. Dering          2001     $ 146,754  $  52,725       --          $     --              --      $    --      $ 7,565
Senior Vice President and    2000       139,035     46,760       --           241,500          16,200           --        7,332
Chief Financial Officer      1999       132,193     47,813       --                --              --       31,875        5,606


----------------------------
(1) The Bank provides certain members of senior management with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of such personal benefits is not included in this table.
(2) Represents the fair market value of shares granted pursuant to the Recognition Plan. Dividends are paid on the restricted stock and participants can vote the restricted stock to the extent shares have vested or are available for issuance pursuant to the Recognition Plan. At September 30, 2001 an aggregate of 107,230 shares of restricted stock awards were held by directors and executive officers, which had a market value of $2,304,373.
(3) Includes employer contributions to a 401(k) Plan on behalf of Named Executive Officers, as well as the payment of premiums for life insurance policies.
(4) Represents reload options received upon the exercise of stock options when previously-owned Common Stock was utilized to pay the option exercise price.

         Employment Agreements. In January 1996, the Bank entered into an employment agreement with George Strayton, the President and Chief Executive Officer of the Bank, which agreement was amended in 1998. On each day during the term of the agreement, the term of the agreement automatically renews so that the agreement shall continually be for a three-year term unless notice of non-renewal is provided at least 60 days prior to the anniversary date of the agreement. In the event that notice of non-renewal is given, the agreement will expire at the end of its then three-year term. Under the agreement, Mr. Strayton will be paid an annual rate of salary, which was $350,000 as of September 30, 2001. For each calendar year beginning after a change in control (as defined in the agreement) of the Bank or Company, Mr. Strayton's annual salary will be increased by a formula set forth in the agreement. In addition to his annual salary, Mr. Strayton is entitled to participate in all tax-qualified plans and other incentive programs of the Bank, and the Bank's group life, health, dental and disability plans.

         In the event the Bank terminates Mr. Strayton's employment for any reason other than for cause (as defined in the agreement), in the event of his voluntary resignation within one year following a demotion in title or duties or a change in control of the Bank or the Company, or in the event of termination of his employment due to total and permanent disability, then Mr. Strayton will be entitled to certain benefits payable by the Bank. These benefits include his earned but unpaid salary, continuation of his life, health and disability insurance benefits for the remaining unexpired employment period under the agreement, and continued health coverage for Mr. Strayton and his spouse for their remaining lifetimes. Mr. Strayton will also be entitled to certain lump sum payments, such as the present value of any salary and director's fees that he would have earned for the remaining unexpired employment period under the agreement, although Mr. Strayton does not currently receive director's fees. Within 60 days of termination of his employment, Mr. Strayton will also be entitled to payments relating to the Bank's defined benefit pension plan, 401(k) Plan, ESOP and Supplemental Executive Retirement Plan. Mr. Strayton will also be entitled to immediate vesting of any unearned options or shares of restricted stock awarded to him under any stock benefit plan maintained by the Company, and the payments that would have been made to him under all incentive compensation plans and programs adopted by the Bank, including the Management Incentive Program. In the event that the Bank gives Mr. Strayton a notice of non-renewal, or if the Bank does not extend the employment period at least 60 days prior to any renewal date set forth under the agreement, Mr. Strayton may resign from the Bank at any time and will receive a lump sum cash benefit within 30 days equal to the amounts set forth above. Also, in such event the Bank will provide the life and health insurance benefits set forth above. In the event that Mr. Strayton becomes subject to an excise tax on payments made under the agreement in connection with a change in control, Mr. Strayton will be reimbursed an amount determined pursuant to a formula set forth in the agreement for payment of such excise taxes by the Bank, so long as during the six- month period prior to such change in control the Bank was in compliance with all applicable minimum regulatory capital requirements. For a period of one year following the date of his termination with the Bank for reasons other than for cause, the agreement provides that Mr. Strayton shall not compete with the Bank.

         In connection with its conversion to a stock bank, the Bank entered into employment agreements with five other officers, including Messrs. Rothstein, Sansky, Dormer, and Ms. Dering. The employment agreements are for terms of up to two years and renew on a daily basis so that the remaining term under the agreements is for up to two years unless notice of non-renewal is given. In the event of a change in control (as defined in the agreements), the terms of the employment agreements extend to three years. Each Executive Officer covered by an employment agreement receives an annual rate of salary, as specified in the employment agreement, and will be entitled to participate in all tax-qualified plans and other incentive programs of the Bank, and any group life, health, and disability plans maintained by the Bank from time to time. The employment agreements for the five other officers are substantially similar to the agreement with Mr. Strayton except that the health coverage for the remaining officers does not continue for their lifetimes.

         Stock Option Plan. During the fiscal year ended September 30, 2000, the Bank adopted, and the Company's stockholders approved, the Stock Option Plan. Pursuant to the Stock Option Plan, options to purchase 11,000 shares of Common Stock were each granted to non-employee Directors Coyle, Helmer, Hershaft, Jauntig, McNelis, Nozell, Sichol, Steinberg and Zeh, at an exercise price of $15.50 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the number of shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The stock options granted vest at the rate of 20% per year, commencing February 22, 2000. To the extent described below, the awards include an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a change in control in which pooling-of-interests accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. Limited Rights have been granted to employees only. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has delivered. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

         Set forth in the table that follows is information relating to options granted under the stock option plan to the Named Executive Officers during the fiscal year ended September 30, 2001.

========================================================================================================================
                                              OPTION GRANTS IN LAST FISCAL YEAR
========================================================================================================================
                                                           Individual Grants
------------------------------------------------------------------------------------------------------------------------
                                                  Percent of Total
                                                  Options Granted     Exercise or
                                                  to Employees in     Base Price     Expiration      Grant Date Present
           Name               Options Granted         FY 2001             (1)           Date             Value (2)
------------------------------------------------------------------------------------------------------------------------
George Strayton                  4,731 (3)             86.8%            $21.13        2/22/10             $32,407
---------------------------  -----------------  -------------------  ------------- -------------- ----------------------
Daniel G. Rothstein                 --                  --                --            --                  --
---------------------------  -----------------  -------------------  ------------- -------------- ----------------------
Robert J. Sansky                    --                  --                --            --                  --
---------------------------  -----------------  -------------------  ------------- -------------- ----------------------
Stephen G. Dormer                   --                  --                --            --                  --
---------------------------  -----------------  -------------------  ------------- -------------- ----------------------
Katherine A. Dering                 --                  --                --            --                  --
===========================  =================  ===================  ============= ============== ======================


-----------------------------
(1) The exercise price of the options is equal to the fair market value of the underlying shares on the date of the award.
(2) Based on a grant date present value of $6.85 per share derived using the Black-Scholes option pricing model with the following assumptions: volatility of 28.03%; risk free rate of return of 4.74%; dividend yield of 1.55%; and a seven-year option life.
(3) Represents reload options received upon the exercise of stock options when previously-owned Common Stock was utilized to pay the option exercise price.

         Set forth below is certain information concerning options outstanding to the Named Executive Officers at September 30, 2001, and the options exercised by the Named Executive Officers during 2001.



=========================================================================================================================
               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
=========================================================================================================================

                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                              Shares Acquired         Value                 Year-End                  Year-End (1)
           Name                Upon Exercise        Realized
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable
                                                                              (#)                         ($)
George Strayton                    6,451             $36,343             34,280/54,000              178,686/323,460
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Daniel G. Rothstein                 --                 --                 8,080/12,120               48,399/72,599
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Robert J. Sansky                    --                 --                 7,280/10,920               43,607/65,411
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Stephen G. Dormer                   --                 --                 6,480/9,720                38,815/58,223
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Katherine A. Dering                 --                 --                 6,480/9,720                38,815/58,223
===========================  =================  =================  ==========================  ==========================

-------------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on September 30, 2001, at which date the last trade price of the Common Stock as quoted on the Nasdaq National Market was $21.49.

         Supplemental Executive Retirement Plan. The Bank maintains a non-qualified supplemental executive retirement plan ("SERP") to compensate executives whose benefits under the Bank's tax-qualified benefit plans are limited by the Internal Revenue Code of 1986, as amended (the "Code," and, such limitations, the "Applicable Limitations"). The SERP provides executives with retirement benefits generally equal to the difference between (i) the annual benefit the executive would have received under the Bank's Retirement Plan (as defined below) if such benefits were computed without giving effect to the limitations on benefits imposed by the Code, and (ii) the amounts actually payable to the executive under the terms of the Retirement Plan. In addition, the executive is entitled to a 401(k) benefit under the SERP equal to the product of (i) Bank contributions that could not be credited to his or her account in the 401(k) Plan due to the Applicable Limitations plus an earnings factor, and (ii) his or her vested percentage in the 401(k) Plan. The SERP was amended in connection with the adoption of the ESOP so that an executive who does not receive the maximum contribution under the ESOP due to one of the Applicable Limitations will be entitled to an ESOP benefit under the SERP, credited in units of the Company's Common Stock, equal to the difference between the fair market value of the number of shares of Common Stock of the Company that would have been allocated to the account of the executive under the ESOP had the limitations under the Code not been applicable, and the fair market value of the number of shares of Common Stock actually allocated to the account of the executive. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Bank; however, the Bank has established a trust to ensure that sufficient assets will be available to pay the benefits under the SERP. The trust is entitled to purchase Common Stock to fund the ESOP benefit under the SERP.

         As of October 1, 2000, Messrs. Strayton and Rothstein had accrued annual benefits of $40,848 and $948, respectively, under the Retirement Plan portion of the SERP, which would be payable upon their reaching age 65. Contributions to the SERP under the 401(k) and ESOP portions of the SERP are included in "--Summary Compensation Table," above.

         Defined Benefit Pension Plan. The Bank maintains the Provident Bank Defined Benefit Pension Plan (the "Retirement Plan") which is a qualified, tax-exempt defined benefit plan. Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank contributes each year, if necessary, an amount to the Retirement Plan at least equal to the actuarially determined minimum funding requirements in accordance with ERISA. For the plan year ended September 30, 2001, a contribution of approximately $140,000 was made to the Retirement Plan. At September 30, 2001, the total market value of the Retirement Plan trust fund assets was approximately $6.9 million.

         In the event of retirement at normal retirement age (i.e., the later of age 65 or the 5th anniversary of participation in the Retirement Plan), the plan provides a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, a joint and 75% survivor annuity, a different form of annuity, or installments payable over a period of not more than the life of the participant (and spouse, if applicable). Payment may be made in a lump sum in cash, provided the participant has completed 20 years of service and attained age 55 or has attained normal retirement age. All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. The monthly retirement benefit provided is an amount equal to the greater of a participant's frozen accrued benefit (as provided for in the Retirement Plan) or 1.6% of a participant's average monthly compensation, multiplied by the participant's years of service (up to a maximum of 35 years) plus 0.5% of the participant's average monthly compensation in excess of one-twelfth of the participant's Covered Compensation (as defined in the Retirement Plan) multiplied by the participant's months of service (up to a maximum of 35 years), computed to the nearest dollar. Retirement benefits are also payable upon retirement due to early and late retirement or death and disability. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 10 years of vested service with the Bank. No reduction in benefit will occur as a result of special early retirement on or after age 62 and the completion of 20 years of vested service, if payment is made at the time of retirement. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing on such participant's retirement date, death or disability.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2001, expressed in the form of a single life annuity for the average monthly salary and benefit service classifications specified below.

                     Average
                     Monthly             Years of Service and Annual Benefit Payable at Retirement
                                      ---------------------------------------------------------------
                  Compensation            15           20            25           30           35
                  ------------        -----------  -----------  -----------  -----------  -----------

                     $4,167           $    13,416  $    17,892  $    22,356  $    26,832  $    31,306
                      6,250                21,288       28,392       35,484       42,576       49,678
                      8,333                29,160       38,880       48,612       58,332       68,050
                     10,417                37,044       49,392       61,740       74,088       86,431
              $13,333 and above(1)         48,060       64,080       80,112       96,132      112,150


--------------------
(1) Reflects the maximum benefit payable under the Retirement Plan due to tax law limitations.

         As of September 30, 2001, Messrs. Strayton, Rothstein, Sansky, and Dormer, and Ms. Dering had 19, 19, 16, 7 and 7 years, respectively, of credited service (i.e., benefit service) under the Retirement Plan.

Compensation of Directors

         Fees. Directors of the Bank receive an annual retainer fee of 1,000 shares of Common Stock paid in quarterly installments except for Chairman Helmer, who receives a retainer fee of $70,000, payable in the form of 1,000shares of Common Stock and the remainder in cash. Directors also receive a fee of $1,000 per Board meeting attended and $500 per committee meeting attended. The Chairman of each committee receives an additional $2,000 per year. Directors who are also employees of the Bank are not eligible to receive any fees for their service as a Director.

         Deferred Compensation Agreements. The Bank has entered into nonqualified deferred compensation agreements ("DCA") for the benefit of all of the Bank's Directors. The DCAs comprise a non-qualified deferred compensation plan into which a non-employee director can defer up to 100% of his or her board fees earned during the calendar year. When a Director reaches the mandatory retirement age, the Director's account will be paid to him or her in generally equal quarterly installments beginning on the first day of the first calendar quarter after the Director becomes entitled to such payments and continuing for five years. A Director may elect to receive distributions from the plan prior to the Director's mandatory retirement age, and such distributions may be paid over a longer period of time. In the event of the Director's death, the balance of the Director's account will be paid to the Director's designated beneficiary in the first calendar quarter after death. A Director may also request a distribution from his or her account in the event the Director suffers a hardship, such as a sudden or unexpected illness or accident, affecting the Director, his beneficiary, or family member. Whether to grant a hardship distribution is within the sole discretion of the Board. All obligations arising under the DCAs are payable from the general assets of the Bank; however, the Bank has established a trust to ensure that sufficient assets will be available to pay the benefits under the DCAs. All record keeping, distributions and investments are accomplished through a trustee that maintains complete control over all deferred balances.

         Recognition and Retention Plan. During the fiscal year ended September 30, 2000, the Bank adopted, and the Company's stockholders approved, the Provident Bank 2000 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 7,245 shares of stock were each awarded to non-employee Directors Coyle, Helmer, McNelis, Nozell, Sichol, and Zeh. Dividends are paid on the restricted stock and participants can vote the restricted stock to the extent shares have vested or are available for issuance pursuant to the Recognition Plan

Transactions With Certain Related Persons

         No Directors, Executive Officers or immediate family members of such individuals were engaged in transactions with the Company or any subsidiary involving more than $60,000 (other than through a loan) during the fiscal year ended September 30, 2001. In addition, during the fiscal year ended September 30, 2001, no Directors, Executive Officers or immediate family members of such individuals were involved in loans from the Company or the Bank involving more than $60,000 which had not been made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------
        PROPOSAL II--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------


         The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company's independent auditors for the 2002 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the Company's fiscal year ending September 30, 2002. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

         Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the year ended September 30, 2001:

                  Audit Fees............... $ 176,300
                  Tax Services............. $  80,400
                  All Other Fees........... $  25,100

        KPMG LLP was not paid fees by the Company relating to financial information systems design and implementation.

        In order to ratify the selection of KPMG LLP as the independent auditors for the 2002 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as independent auditors for the 2002 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------


        In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 400 Rella Boulevard, Montebello, New York 10901, no later than September 20, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        Under the Company's Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 5 days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------


        The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------


        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO ROBERTA LENETT, VICE PRESIDENT, SHAREHOLDER RELATIONS, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK OR BY CALLING
(845) 369-8082.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/ Carol Benoist
                                              -----------------
                                              Carol Benoist
                                              Secretary

Montebello, New York
January 17, 2002

                                 REVOCABLE PROXY

                             PROVIDENT BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                February 20, 2002

        The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Holiday Inn of Suffern, 3 Executive Boulevard, Suffern, New York, on February 20, 2002, at 10:00 a.m. local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


1. The election as Directors of George Strayton, Dennis L. Coyle, and Burt Steinberg each to serve for a three-year term.


                                                        VOTE
                                       FOR            WITHHELD
                                       ---            --------
                                   (except as
                                  marked to the
                                 contrary below)

                                     [    ]             [   ]



INSTRUCTION: To withhold your vote for one or more nominees, write the name(s) of the nominee(s) on the line(s) below.


------------------------------

------------------------------

------------------------------


2. The ratification of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.


     [   ] For       [   ] Against            [   ] Abstain



     The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated January 17, 2002, and audited financial statements.


Dated:                                       [  ]  Check Box if You Plan
      -----------------------                      to Attend Annual Meeting


-----------------------------                ------------------------------
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


-----------------------------                ------------------------------
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



--------------------------------------------------------------------------------


           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

--------------------------------------------------------------------------------